EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-65584 on Form S-8 of our report dated February 18, 2003 appearing in this Annual Report on Form 10-K of Natus Medical Incorporated and subsidiaries for the year ended December 31, 2004.

/s/    Deloitte & Touche LLP

San Jose, California

March 29, 2005